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Exhibit 23.2

Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the use in this Registration Statement on Amendment No. 5 to Form S-1 of our report dated July 7, 2010, except for the effects of the stock split described in Note 1 as to which the date is October 13, 2010 relating to the financial statements of Body Central Corp., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Jacksonville, Florida
October 13, 2010

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  Exhibit 23.2
Consent of Independent Registered Certified Public Accounting Firm